                                                           Exhibit No. EX-99.j.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions `Financial Highlights", "Counsel and Independent Auditors" and "Financial Statements" and to the use of our report dated September 30, 2002 in the Registration Statement (Form N-1A) of Jacob Internet Fund, Inc. and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange commission in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (File No.33-82865) and in this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09447).


                                                     /s/ Ernst & Young LLP

Chicago, Illinois

December 27, 2002